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                                                                       EXHIBIT 5

          OPINION AND CONSENT OF SOKOLOW, DUNAUD, MERCADIER & CARRERAS
                                December 6, 1999

FastComm Communications Corporation
45472 Holiday Drive
Dulles, Virginia  20166

          RE: FASTCOMM COMMUNICATIONS CORPORATION REGISTRATION STATEMENT FOR
              OFFERING OF AN AGGREGATE OF 3,309,608 SHARES OF COMMON STOCK

Ladies and Gentlemen:

     We have acted as counsel to FastComm Communications Corporation, a Virginia corporation (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an (i) additional 1,020,372 shares of the Company's common stock ("Common Stock") authorized for issuance under the Company's 1992 Incentive Stock Option Plan (the "Incentive Plan") (ii) an additional 789,236 shares of the Company's Common Stock authorized for issuance under the Company's 1992 Non-Qualified Stock Option Plan (the "Non-Qualified Plan") and (iii) 1,500,000 shares of Common Stock issuable pursuant to the Company's 1999 Stock Option Plan (collectively the "Option Plans").

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the amendment of the Option Plans. Based on such review, we are of the opinion that, if, as and when the shares of the Company's Common Stock are issued and sold (and the consideration therefore received) pursuant to (i) the provisions of the option agreements duly authorized under the Option Plans and in accordance with the Registration Statement or (ii) direct stock issuances duly-authorized under the Option Plans and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

     This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the



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opinion expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Option Plans, or the Option or the shares of the Company's Common Stock issuable under the Plans or the Option.

                                Very truly yours,

                   ------------------------------------------
                   SOKOLOW, DUNAUD, MERCADIER & CARRERAS, LLP



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